EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 6th day of October, 1998, by and between PERMANENT BANCORP, INC., a Delaware corporation which is registered savings and loan holding company (the "Holding Company"), PERMANENT FEDERAL SAVINGS BANK, a federally-chartered savings bank (hereinafter referred to as the "Bank"), whose address is 101 Southeast Third Street, Evansville, Indiana 47708 and Donald P. Weinzapfel (the "Employee") whose address is 7826 Briarwood, Evansville, Indiana 47715.

         WHEREAS, the Employee is currently serving as Chairman of the Board, and Chief Executive Officer of the Bank, and Chairman of the Board, President and Chief Executive Officer of the Holding Company; and


         WHEREAS, the Boards of Directors of the Bank and the Holding Company recognize that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Bank, the Holding Company and its stockholders; and


         WHEREAS, the Boards of Directors of the Bank and the Holding Company believe it is in the best interests of the Bank and the Holding Company to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and the Holding Company and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company, although no such change is now contemplated; and


         WHEREAS, the Boards of Directors of the Bank and the Holding Company have approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof and this Agreement shall supersede the prior agreement between the parties related to the Employee's employment with the Bank such that the Employee shall now have an agreement with both the Bank and the Holding Company;


         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

         1. Employment. The Employee will be employed solely as Chairman of the Board of the Bank, such position to last until

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January 1, 1999, and shall additionally be employed as Chairman of the Board and
Chief Executive Officer of the Holding Company until April 1, 2000. In performing such duties, Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's positions as described above. The Employee shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of the Bank, or the Holding Company, as appropriate.

         2.       Compensation.

                  (a) Salary. The Bank, until January 1, 1999, and then thereafter the Holding Company, agree to pay the Employee during the term of this Agreement a salary established by the Board of Directors. The salary hereunder as of the Commencement Date (as defined in Section 4 hereof) shall be $174,000 per year. The salary provided for herein shall be payable not less frequently than monthly in accordance with the practices of the Bank, provided, however, that no such salary is required to be paid by the terms of this Agreement in respect of any month or portion thereof subsequent to the termination of this Agreement.

                  (b) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with policies and procedures at least as favorable to the Employee as those presently applicable to the senior executive officers of the Bank) in performing services hereunder, provided that the Employee properly accounts therefor in accordance with Bank policy.

         3.       Benefits.

                  (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to stock options, stock purchases, pension (including defined benefit plan and employee stock ownership plan), thrift, profit-sharing (including 401(k) plan), group life insurance, medical coverage, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Bank's executive employees or for its employees generally.

                  (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefits which are or may become applicable to the Bank's executive employees or to its employees generally.

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
         4. Term. The term of employment under this Agreement shall be from October 6, 1998 to April 1, 2000, subject to earlier termination as provided herein.

         5. Vacations. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                  (a) The Employee shall be entitled to an annual vacation of not less than five (5) weeks per year;

                  (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee; and

                  (c) Management shall, solely at the Employee's request, be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as management, in its discretion, may determine.

         6.  Termination of Employment; Death.

                  (a) The Board of Directors of either the Bank or the Holding Company, as appropriate, may terminate the Employee's employment (but not board membership) at any time, but any such termination, other than termination for cause, shall not prejudice the Employee's right to compensation and other benefits under the Agreement. If the employment of the Employee is involuntarily terminated, other than for "cause" as provided in this Section 6(a) or pursuant to any of Sections 6(d) through 6(g), or by reason of death or disability as provided in Sections 6(c) or 7, the Employee shall be entitled to receive, (i) his then applicable salary for the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof, payable in such manner and at such times as such salary would have been payable to the Employee under Section 2 had he remained in the employ of the Bank, and (ii) all benefits currently received, including a car assignment, club dues, disability benefits, and life insurance, as well as those benefits stated in Section 3(a) and 3(b) over the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof.

                  The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. The Employee shall be considered to be involuntarily terminated (1) if the employment of the Employee is involuntarily terminated for any reason other than for "cause" as provided in this Section 6(a), pursuant to any of Sections 6(d) through 6(g) or by reason of death or disability as provided in Sections 6(c) and 7; or (2) there occurs a material diminution of or interference with the Employee's duties, responsibilities and benefits in the Employee's positions as described in Section 1. By way of example and not by way of limitation, any of the following actions, if unreasonable or
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
materially adverse to the Employee, shall constitute such diminution or interference unless consented to in writing by the Employee: (i) a change in the principal workplace of the Employee to a location more than 30 miles from Evansville, Indiana; (ii) a material demotion of the Employee, a significant reduction in the number or seniority of other personnel reporting to the Employee, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank or Holding Company-wide reduction in staff; or
(iii) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank and the Holding Company.

                  In case of termination of the Employee's employment for cause, the Bank or the Holding Company, as appropriate, shall pay the Employee his salary through the date of termination, and neither the Bank nor the Holding Company shall have any further obligation to the Employee under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. For purposes of this Agreement, termination for "cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the disinterested members of the Board of Directors of the Bank or the Holding Company, as appropriate, at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof in detail.

                  (b) The Employee's employment may be voluntarily terminated by the Employee at any time upon ninety (90) days written notice to the Bank or the Holding Company, as appropriate, or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Bank or the Holding Company, as appropriate. In the event of such voluntary termination, the Bank or the Holding Company, as appropriate, shall be obligated to continue to pay the Employee his salary only through the date of termination, at the time such payments are due, and neither the Bank nor the Holding Company shall have any further obligation to the Employee under this Agreement.

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
                  (c) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank or the Holding Company, as appropriate, the salary of the Employee through the last day of the calendar month in which his death shall have occurred, and the term of employment under this Agreement shall end on such last day of the month.

                  (d) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss.ss. 1818(e)(3) and (g)(1), the obligations of the Bank and the Holding Company, as appropriate, under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank or the Holding Company, as appropriate, may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and
(ii) reinstate in whole or in part any of its obligations which were suspended.

                  (e) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. ss.ss. 1818(e)(4) or (g)(1)), all obligations of the Bank and the Holding Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (f) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all its obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

                  (g) All the Bank's obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. ss. 1823(c); or (ii) by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition.

                  Any rights of the parties that have already vested, however, shall not be affected by any such action.

                  (h) In the event the Bank or the Holding Company purport to terminate the Employee for cause, but it is determined by a

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
court of competent jurisdiction or by an arbitrator pursuant to Section 18 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank or the Holding Company, as appropriate, has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         7. Disability. If during the term of employment hereunder the Employee shall become disabled or incapacitated to the extent that he is unable to perform the duties of the positions set forth in Section 1, above, he shall be entitled to receive disability benefits of the type provided for other executive employees of the Bank.

         8.       Change in Control.

                  (a) Involuntary Termination. If the Employee's employment is involuntarily terminated (other than for cause or pursuant to any of Sections 6(c) through 6(g) or Section 7 of this Agreement) in connection with or within twelve (12) months after a change in control which occurs at any time during the term of employment under this Agreement, the Bank or the Holding Company, as appropriate, shall pay to the Employee in a lump sum in cash within twenty-five
(25) business days after the Date of Termination (as hereinafter defined) of employment an amount equal to 299 percent of the Employee's "base amount" of compensation received from the Bank and any affiliated entity thereof, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code").

              (b) Definitions. For purposes of Sections 8, 9 and 12 of this Agreement, "Date of Termination" means the earlier of (i) the date upon which the Bank or the Holding Company, as appropriate, gives notice to the Employee of the termination of his employment with the Bank or the Holding Company, as appropriate (ii) the date upon which the Employee ceases to serve as an Employee of the Bank or the Holding Company, as appropriate, and "change in control" is defined solely as any acquisition of control (other than pursuant to the Conversion or by a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company or a subsidiary of the Holding Company), as defined in 12 C.F.R. ss. 574.4, or any successor regulation, of the Bank or Holding Company which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. ss. 574.3, or any successor regulation.

                  (c) Compliance with Capital Requirements. Notwithstanding anything in this Agreement to the contrary, no payments may be made by the Bank pursuant to Section 8 hereof without the prior approval of the Regional Deputy Director of the
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OTS if following such payment the Bank would not be in compliance with its fully phased-in capital requirements as defined in OTS regulations.

         9. Certain Reduction of Payments by the Bank. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Bank or the Holding Company, as appropriate, to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible (in whole or part) by the employer for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero (0), expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the employer because of Section 280G of the Code. For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                  (b) All determinations required to be made under this Section 9 shall be made by the Bank's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten business days of the Date of Termination, or at such earlier time as is requested by the Bank or the Holding Company, as appropriate, provide to both the Bank and the Holding Company and the Employee an opinion (and detailed supporting calculations) that the Bank and the Holding Company have substantial authority to deduct for federal income tax purposes the full amount of the Agreement Payments and that the Employee has substantial authority not to report on his federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments. Any such determination and opinion by the Advisory Firm shall be binding upon the Bank, the Holding Company and the Employee. The Employee shall determine which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9, provided that, if the Employee does not make such determination within ten (10) business days of the receipt of the calculations made by the Advisory Firm, the Bank or the Holding Company, as appropriate, shall elect which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9 and shall notify the Employee promptly of such election. Within five (5) business days of the earlier of (i) the Bank or the Holding Company's receipt of the Employee's determination pursuant to the immediately preceding sentence of this Agreement or (ii) the Bank or the Holding Company's election in lieu of such determination,
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the Bank or the Holding Company, as appropriate shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement. The Bank and the Holding Company and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section 9.

                  (c) As a result of uncertainty in application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Bank or the Holding Company to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Bank or the Holding Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Bank or the Holding Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Advisory Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Bank or the Holding Company, as appropriate, to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

                  (d) Notwithstanding anything in this Agreement to the contrary, in no event shall the sum of a payment to the Employee under Section 8 of this Agreement and payments of salary under Section 6 of this Agreement exceed an amount that is three (3) times the Employee's average annual compensation from the Bank and the Holding Company, based on the most recent five taxable years at the time of termination of employment.

                  (e) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

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
         10.      Confidential Information; Loyalty; Non-Competition.

                  (a) During the term of the Employee's employment hereunder and thereafter, the Employee shall not, except as may be required to perform his duties hereunder or as required by law, disclose to others or use, whether directly or indirectly, any Confidential Information. "Confidential Information" means information about the Bank or the Holding Company and the Bank's or the Holding Company's clients and customers which is not available to the general public and was or shall be learned by the Employee in the course of his employment by the Bank or the Holding Company, including without limitation any data, formulae, information, proprietary knowledge, trade secrets, and credit reports and analyses owned, developed and used in the course of the business of the Bank or the Holding Company, including client and customer lists and information related thereto; and all papers, resumes, records and other documents (and all copies thereof) containing such Confidential Information. The Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Bank and the Holding Company. The Employee agrees that upon the expiration of the Employee's term of employment hereunder or in the event the Employee's employment hereunder is terminated prior thereto for any reason whatsoever, the Employee will promptly deliver to the Bank or the Holding Company, as appropriate, all documents (and all copies thereof) containing any Confidential Information.

                  (b) The Employee shall devote his full time to the performance of his employment under this Agreement; provided, however, that the Employee may serve, without compensation, with charitable, community and industry organizations and continue to serve, with compensation, as a director of any business corporation of which he is currently a director to the extent such directorships do not inhibit the performance of his duties thereunder or conflict with the business of the Bank or the Holding Company. During the term of the Employee's employment hereunder, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank or the Holding Company.

                  (c) Upon the expiration of the term of the Employee's employment hereunder or in the event the Employee's employment hereunder terminates prior thereto for any reason whatsoever, the Employee shall not, for a period of three (3) years after the occurrence of such event, for himself, or as the agent of, on behalf of, or in conjunction with, any person or entity, solicit or attempt to solicit, whether directly or indirectly: (i) any employee of the Bank to terminate such employee's employment relationship with the Bank; or (ii) any savings and loan, banking or similar business from any person or entity that is or was a client, employee, or customer of the Bank or the Holding Company and had dealt with the Employee or any other employee of the Bank or the Holding Company under the supervision of the Employee.

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
                  (d) In the event  Employee  voluntarily  resigns  pursuant  to
Section 6(b) of this Agreement, or in the event the Employee's employment hereunder is terminated for cause, the Employee shall not, for a period of one year from the date of termination, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within twenty (20) miles of any office of the Bank as of the date of termination.

                  (e) The provisions of subsections (b) and (d) hereof shall not prevent the Employee from purchasing, solely for investment, not more than five (5%) percent of any other financial institution's stock or other securities which are traded on any national or regional securities exchange or are actively traded in the over-the-counter market and registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

                  (f)  The   provisions   of  this  Section  shall  survive  the
termination of the Employee's employment hereunder whether by expiration of the term thereof or otherwise.

         11. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

         12.  No Assignments.

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank and the Holding Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank or the Holding Company, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank or the Holding Company would be required to perform it if no such succession or assignment had taken place. Failure of the Bank and the Holding Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank and the Holding Company in the same amount and on the same terms as the compensation pursuant to Section 8(a) hereof. For purposes of implementing the provisions of this Section 12(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

         13. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Bank or the Holding Company shall be directed to the attention of the Board of Directors of the Bank or the Holding Company, as appropriate, with a copy to the Secretary of the Bank or the Holding Company, as appropriate), or to such other address as either party may have furnished to the other in writing in accordance herewith.

         14. Prior Agreements/Amendments. Upon the Commencement Date of this Agreement, all prior agreements, still in effect, among the parties related to the employment of the Employee shall be deemed null and void and have no effect. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         15. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Indiana.

         18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                         PERMANENT FEDERAL SAVINGS BANK


                                        By: /s/ James W. Vogel
                                           ------------------------------------
                                                (Duly Authorized Representative)


                                        PERMANENT BANCORP, INC.



                                        By: /s/ James W. Vogel
                                           ------------------------------------
                                                James W. Vogel
                                                (Duly Authorized Representative)


                                        EMPLOYEE




                                                     Donald P. Weinzapfel